UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2004

PIVOTAL CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-26867 (Commission file number)	98-0366456 (I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 7. Exhibits

(a) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: February 23, 2004

/s/ Trevor Wiebe

Trevor Wiebe In-House Counsel and Corporate Secretary

Exhibit 99.1

CDC Software and Pivotal Corporation Announce Results of Pivotal’s
Shareholder Vote

Hong Kong and Vancouver February 23, 2004 CDC Software Corporation (“CDC Software”), a software unit of chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com), and Pivotal Corporation (“Pivotal”) (NASDAQ: PVTL and TSX: PVT) today announced that Pivotal’s shareholders and optionholders have passed resolutions in support of the proposed arrangement (the “Arrangement”) under Section 252 of the Company Act (British Columbia) involving Pivotal, Pivotal shareholders, Pivotal optionholders and CDC Software. The extraordinary general meeting of shareholders to consider the transaction was held at 2:00 p.m., February 23, 2004, at Vancouver, Canada.

As previously announced, under the Arrangement, Pivotal shareholders who deposited their shares were entitled to elect to receive, in respect of each common share deposited, either:

(a)	US$2.14 comprised of: (i) a cash payment of US$1.00; plus (ii) US$1.14 of CDC shares (the “Cash and Share Option”); or

(b)	a cash payment of US$2.00 (the “Cash Option”).

Pursuant to the terms of the Arrangement, Pivotal shareholders who have not specifically indicated an election for the Cash and Share Option are deemed to have elected the Cash Option.

In order to be finalized, the Arrangement must be approved by a final order of the Supreme Court of British Columbia, and an application for such approval is anticipated to be made and heard at approximately 9:45 a.m. (Vancouver time) on February 24, 2004. In addition, the Arrangement is subject to the completion of customary closing procedures, including the satisfaction or waiver of certain conditions precedent, and the confirmation of receipt of certain third party consents. CDC Software and Pivotal continue to anticipate that the completion of this aspect of the Arrangement will take place on or about February 25, 2004.

chinadotcom is a leading integrated enterprise software and mobile applications company in China and internationally. Pivotal is a leading international Customer Relationship Management (“CRM”) company that provides a complete set of highly flexible, powerful CRM applications and implementation services for mid-sized enterprises, licensed to over 1,700 clients worldwide.

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About chinadotcom corporation and CDC Software

chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) is a leading integrated enterprise software and mobile applications company focused on China and internationally. The company has over 1,000 employees with operations in over 14 countries.

CDC Software, a wholly owned subsidiary, is focused on providing Enterprise Resource Planning (“ERP”) software and solutions in China, as well as internationally. Recently it completed the acquisition of a controlling stake in Industri-Matematik International (“IMI”), an international provider of mission critical SCM software for multinationals and large enterprises, based in New Jersey, U.S. with key operations in the U.S.

and Europe. It also owns Executive Suite, a sophisticated Business Intelligence (“BI”) tool with advanced financial analytics functionality based on Microsoft technology, and has invested in CIP Software, a European-based software company with exclusive distribution rights for Executive Suite in Europe, the Middle East and Africa. In addition, the company has established strategic partnerships with leading international software vendors to localize and resell their software products throughout the Asia Pacific region. It currently has over 1,000 customer site installations and 600 enterprise customers in China and internationally. The company recently announced the intention to acquire Ross Systems, Inc. (“Ross”), a NASDAQ-listed global provider of enterprise software for process manufacturers based in Atlanta, Georgia, U.S. with significant subsidiary operations in Western Europe. The acquisition of Ross is subject to Ross’ shareholder approval and certain regulatory approvals.

CDC Outsourcing, a wholly owned subsidiary, aims to take advantage of the global trend of companies looking to outsource to China by positioning its CMM (Capability Maturity Model) Level 3 certified Software Development Center’s capabilities as an outsourcing conduit for economical, high-quality software development for the large customer base of our acquired companies. Its current outsourcing capability includes operations in the United Kingdom, Australia, and the US, with some 350 consultants, complemented by a partnership with vMoksha in India with over 500 more outsourcing staff servicing software companies internationally.

For more information about chinadotcom corporation, CDC Software and CDC Outsourcing, please visit the website http://www.corp.china.com.

About Pivotal Corporation

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the demanding requirements of mid-sized enterprises – a powerful, highly flexible application platform, a complete set of CRM applications, and low-cost, results-producing implementation services. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,700 companies around the world have licensed Pivotal including: CIBC, Centex Homes, Farm Credit Services of America, HarperCollins Publishers, Hitachi Telecom Inc., Palm, Inc., Pharmacia Corporation, Premera Blue Cross, Royal Bank of Canada, Sharp Electronics Corporation, Southern Company, Vivendi and WebEx Communications.

Pivotal’s complete CRM software suite includes a powerful application platform and capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.

Safe Harbor Statements

This communication is not a solicitation of a proxy from any security holder of Pivotal. Nor is this communication an offer to purchase nor a solicitation of an offer to sell securities. Any offer will be made only through an exchange offer statement, information circular, proxy statement or similar document. Investors and security holders are strongly advised to read such document regarding the proposed all-cash or cash-and-stock transaction referred to in this communication, if and when such document is filed and becomes available, because it will contain important information. Any such document would be filed by chinadotcom with the United States Securities and Exchange Commission (“SEC”). Investors and security holders may obtain a free copy of such document (if and when filed and available) and other relevant documents related to the proposed all-cash or cash-and-stock transaction on the SEC’s web site at: <www.sec.gov>. Any such document and related materials may also be obtained for free by directing such requests to chinadotcom at the contact details set forth below. chinadotcom and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Pivotal security holders in favor of the proposed transaction, should chinadotcom solicit such proxies. Information regarding the security ownership and other interests of chinadotcom’s executive officers and directors will be in included in any such exchange offer statement, information circular, proxy statement or similar document.

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on chinadotcom management’s current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to chinadotcom as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect chinadotcom’s results of operations is detailed in its filings or submissions with the SEC, including the Annual Report for the year ended December 31, 2002 on Form 20-F/A filed on January 20, 2004 and the Form 6-K submitted on February 12, 2004 which contain revised and updated sections of the Form 20-F/A.

     For further information, please contact:

chinadotcom Media Relations

Jane Cheng, Public Relations Manager
Tel	:	(852) 2961 2750
Fax	:	(852) 2571 0410
e-mail	:	jane.cheng@hk.china.com

chinadotcom Investor Relations

Craig Celek, US, VP, Investor Relations
Tel	:	1 (212) 661 2160
Fax	:	1 (973) 591 9976
e-mail	:	craig.celek@hk.china.com

Pivotal Media Relations

Leslie Castellani, Director, Corporate Communications
Tel	:	1 (604) 699 8151
Fax	:	1 (604) 699 8001
e-mail	:	lcastellani@pivotal.com

Pivotal Investor Relations

Divesh Sisodraker, Chief Financial Officer
Tel	:	1 (604) 699 8000
Fax	:	1 (604) 699 8001
e-mail	:	dsisodraker@pivotal.com